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                                                                   EXHIBIT 10.10


                           CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is made and entered into as of January 1, 2003, by and between Atrium Corporation (f/k/a D and W Holdings, Inc.), a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), Atrium Companies, Inc., a Delaware corporation ("ACI"), and Jeff L. Hull (the "Executive").

                                    RECITALS

A. The Board of Directors of the Company (the "Board") determined that it is in the best interest of the Company, its subsidiaries and its stockholders for the Company to enter into this Agreement for purposes of the Company establishing a bonus for the Executive upon the occurrence of a change of control of the Company on the terms and conditions set forth herein.

B. The Company has simultaneously entered into an Employment Agreement dated as of January 1, 2003 ("Employment Agreement") with the Executive, which provides for the Executive's employment with the Company. This Change of Control Agreement provides additional compensation to the Executive. All capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

                                   AGREEMENTS

NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   CONTINUED EMPLOYMENT FOLLOWING A CHANGE OF CONTROL IF REQUESTED BY THE
     COMPANY

     In the event a Change of Control occurs, the Executive agrees, if so requested by the Company, to remain employed with the Company after the Change of Control for a period not to exceed the remaining term of the Employment Agreement. if the remaining term of the Employment Agreement is less than twenty-four (24) months, the Executive agrees to enter into a new employment agreement on reasonably substantially equivalent terms as those contained in the Employment Agreement for a period not to exceed twenty-four (24) months.

2.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a)  Change of Control. Except as provided in clause (b) or (c) of this
          Section 2, upon the occurrence of a Change of Control (including, without limitation, if the Executive's employment under the Employment


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          Agreement is terminated by the Company without Cause or by the
          Executive for Good Reason on or after the date that is 24 months prior to the date of the occurrence of the Change of Control), the Company shall pay, in a lump sum in cash within ten (10) days after the occurrence of the Change of Control, the Change of Control Payment in the amount provided in (and as defined in) Schedule A hereto plus any amount required under clause (d) of this Section 2.

     (b) Termination Without Cause or For Good Reason. If the Executive's employment under the Employment Agreement is terminated more than 24 months prior to the occurrence of a Change of Control by the Company without Cause or by the Executive for Good Reason, then no amount shall be payable by the Company under this Agreement.

     (c) With Cause or Without Good Reason. If upon or at any time prior to the occurrence of a Change of Control, the Executive's employment under the Employment Agreement is terminated by the Company with Cause or by the Executive without Good Reason, then no amount shall be payable by the Company under this Agreement.

     (d) Gross-up Payment. In the event that any payments or benefits either under this agreement or otherwise (together, the "Payments") to which the Executive is entitled from his employment with the Company, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to the Executive as described in the immediately succeeding sentence; provided that the Executive shall not be entitled to this gross-up payment if a reduction in the Payments (the "section 4999 Reduction Amount") to the largest amount that would not be subject to excise taxes under section 4999 would provide the Executive with an amount (net of federal, state, and local income taxes) greater than or equivalent to the amount of the unreduced Payments (net of all federal, state and local income taxes, and excise taxes); provided, however, that the immediately preceding proviso shall not apply if the section 4999 Reduction Amount would exceed 10% of the unreduced Payments. If payable, the gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and other charges (including interest and penalties, if any) with respect to the gross-up payment, to make the Executive whole for all taxes (including withholding taxes) and any associated interest and penalties imposed under or as a result of section 4999. Any tax determinations required under this paragraph shall be computed at the highest applicable marginal tax rate, and shall be made in writing by the Company's


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          independent accountants, whose determination shall be conclusive and binding for all purposes on the parties and their successors. The Company shall provide the Executive with a detailed accounting of the underlying assumptions and calculations.

     (e) Full Settlement; Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under Clause (a) of this Section 2 and such amounts shall not be reduced whether or not the Executive obtains other employment.

3.   SUCCESSORS

     The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. All covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and Executive. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by the Executive without the prior written consent of the Company.

4.   ACI

     At any time during the Employment Period, any of the obligations of the Company to make payments under Section 2(a) of this Agreement may, at the sole discretion of the Company (subject to the approval of the Board), be discharged and satisfied by ACI.

5.   MISCELLANEOUS

     (a) Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation";
          (e) "herein," "hereof,"


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          "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:             Jeff L. Hull
                                           941 Gibbs Crossing
                                           Coppell, Texas 75019
                                           Fax: (972) 304-5238

          If to the Company:               Atrium Corporation
                                           1341 West Mockingbird Lane
                                           Suite 1200W, Dallas Texas 75247
                                           Attention:  Philip Ragona, General
                                                       Counsel
                                           Fax: (214) 630 5001

                                           with copies to:

                                           Ardshiel, Inc.
                                           2 Greenwich Office Park
                                           Greenwich, Connecticut 06831
                                           Attention: Daniel T. Morley
                                           Fax: (203) 661-8210

                                           and to:

                                           Paul, Hastings, Janofsky & Walker LLP
                                           75 East 55th Street
                                           New York, New York 10022
                                           Attention:  Joel M. Simon
                                                       Marie Censoplano
                                           Fax: (212) 319-4090

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during


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          the term of this Agreement, such provision shall be fully severable;
          this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (d) Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges, which it is from time to time, required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of such withholding shall arise.

     (e) No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

     (f) Termination. Upon the occurrence and completion of the events described in Section 2(a), 2(b) or 2(c) hereof, this Agreement shall terminate.

     (g) Complete Agreement. This Agreement constitutes the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings between the Executive and the Company, or its affiliates and subsidiaries (except for the Employment Agreement), which are hereby terminated. Other than as expressly set forth herein, the Executive and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (oral or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts.

     (h)  Mediation; Arbitration

          (i) The Company and the Executive shall mediate any claim or controversy arising out of or relating to this Agreement or any breach thereof if either of them requests mediation and gives written notice to the other (the "Mediation Notice"). Any notice given pursuant to the preceding sentence shall include a brief statement of the claim or controversy. If the Company and the


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               Executive do not resolve the claim or controversy within five (5)
               days after the date of the Mediation Notice, the Company and the Executive shall then use reasonable efforts to agree upon an independent mediator. If the Company and the Executive do not agree upon an independent mediator within ten (10) days after the date of the Mediation Notice, either party may request that JAMS/Endispute ("JAMS"), or a similar mediation service of a similar national scope if JAMS no longer then exists, appoint an independent mediator. The Company and the Executive shall share the costs of mediation equally and shall pay such costs in advance upon the request of the mediator or any party. Within ten
               (10) days after selection of the mediator, the mediator shall set the mediation. If the Company and the Executive do not resolve the dispute within thirty (30) days after the date of the Mediation Notice, the dispute shall be decided by arbitration as set forth below.

          (ii) Any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration if such claim or controversy is not settled pursuant to mediation as set forth above. The venue for any such arbitration shall be Dallas, Texas, or such other location as the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this Section 6(h)(ii) shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 16(h)(ii), the non-prevailing parties shall be required to pay the reasonable attorneys'


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               fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorneys' fees and expenses.

     (i) Choice of Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of law of Texas or any other jurisdiction, and, where applicable, the laws of the United States.

     (j) Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Executive.

     (k) Executive Acknowledgment. Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.



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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, as of the 1st day of January 2003.


                                       EXECUTIVE


                                       -----------------------------------
                                       Jeff L. Hull



                                       ATRIUM CORPORATION


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------



                                       ATRIUM COMPANIES, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------



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                                   SCHEDULE A

                  TO JEFF L. HULL'S CHANGE OF CONTROL AGREEMENT

    (a) Executive shall be entitled to a change of control payment (the "Change of Control Payment") computed as follows:

    (b) The Executive's Change of Control Payment shall be payable based upon achievement of the following targets:

         (i) If the stockholders of the Company receive net proceeds per share of $850 or less for each share of common stock of the Company owned by them, the Executive shall receive a Change of Control Payment of $1,250,000.

         (ii) If the stockholders of the Company receive net proceeds per share of greater than $850 but less than $992 for each share of common stock of the Company owned by them, the Executive shall receive a Change of Control Payment of $1,250,000 plus the product of 7.4% of the net proceeds per share exceeding $850 multiplied by the number of shares outstanding immediately prior to the Change of Control.

         (iii) If the stockholders of the Company receive net proceeds per share of equal to or greater than $992 for each share of common stock of the Company owned by them, the Executive shall receive a Change of Control Payment of $3,250,000 plus 5.6% of the net proceeds per share exceeding $992 multiplied by the number of shares outstanding immediately prior to the Change of Control.

         (iv) For purposes of this Schedule A, (a) "net proceeds per share" shall mean the amount of cash and /or fair market value of any equity securities actually received by the stockholders of the Company or any of their respective affiliates or designees for each share of common stock of the Company owned by them and (b) references to "the number of shares outstanding immediately prior to the Change of Control" shall give effect to the exercise of all warrants and options to acquire shares that are in-the-money at such time.